UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): December 6, 2007

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated December 6, 2007 and filed (by the required date) on December 10, 2007 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Eight, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007	13
Notes to Pro Forma Condensed Consolidated Balance Sheets	15
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006 and the Nine months ended September 30, 2007	16
Notes to Pro Forma Condensed Consolidated Statements of Operations	19

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

INDEPENDENT AUDITOR’S REPORT

To the Members

Newport Patriot, L.L.C.

Williamsburg, Virginia

We have audited the balance sheets of Newport Patriot, L.L.C. (the Company), as of December 31, 2006 and 2005, and the related statements of operations and changes in owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of it’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 on December 6, 2007, the Company sold substantially all of it’s assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

December 14, 2007

NEWPORT PATRIOT, L.L.C.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

Investment in hotel, net	$6,425,187	$6,613,104
Cash and cash equivalents	41,591	64,733
Escrow deposits	194,920	62,840
Accounts receivable	13,720	18,454
Due from affiliates	2,159,775	2,196,340
Prepaid expenses and other assets	19,609	27,669
Intangible assets, net	96,643	108,013

Total assets	$8,951,445	$9,091,153

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$7,298,610	$7,443,094
Accounts payable and accrued expenses	267,196	287,692
Due to affiliates	845,279	1,356,540

Total liabilities	8,411,085	9,087,326
Owners’ equity	540,360	3,827

Total liabilities and owners’ equity	$8,951,445	$9,091,153

See accompanying notes.

NEWPORT PATRIOT, L.L.C.

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES
Rooms	$3,177,175	$2,871,936
Other income	44,218	59,085

Total revenues	3,221,393	2,931,021

OPERATING EXPENSES
Rooms	764,352	723,393
Other	23,468	22,130
Depreciation and amortization	324,061	246,362
Real estate taxes, insurance and other	91,804	78,280
Property operation, maintenance and energy costs	298,351	252,594
Management and franchise fees	411,920	348,713
Administrative	339,102	346,250

Total operating expenses	2,253,058	2,017,722

OPERATING INCOME	968,335	913,299

OTHER INCOME (EXPENSE)
Interest expense	(474,187)	(335,160)
Interest income	100,502	31,355
Kentucky income taxes	(58,117)	(31,094)

Total other income (expense)	(431,802)	(334,899)

Net income	536,533	578,400
Owners’ equity, beginning of the year	3,827	(574,573)

Owners’ equity, end of the year	$540,360	$3,827

See accompanying notes.

NEWPORT PATRIOT, L.L.C.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$536,533	$578,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324,061	246,362
Changes in operating assets and liabilities:
Accounts receivable	4,734	(5,331)
Prepaid expenses and other assets	8,060	(8,234)
Accounts payable and accrued expenses	(20,496)	117,808

Net cash provided by operating activities	852,892	929,005

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(124,774)	(1,353,490)
Acquisitions of intangible assets	—	(63,754)
Net (increase) decrease in escrow deposits	(132,080)	(35,197)
Net advances to affiliates	(511,261)	(1,256,832)
Net advances from affiliates	36,565	755,738

Net cash used in investing activities	(731,550)	(1,953,535)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	1,063,392
Payments on mortgage note payable	(144,484)	(56,906)

Net cash (used in) provided by financing activities	(144,484)	1,006,486

Net decrease in cash and cash equivalents	(23,142)	(18,044)

CASH AND CASH EQUIVALENTS
Beginning	$64,733	$82,777

Ending	$41,591	$64,733

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$474,187	$335,160

Cash paid for income taxes	$31,094	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Noncash investing and financing transactions:
Proceeds from mortgage note payable used as follows:
Note payable repayment	$—	$4,468,018
Affiliate advances	—	1,940,947
Escrow deposits	—	27,643

Total non-cash mortgage proceeds	$—	$6,436,608

See accompanying notes.

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Newport Patriot, L.L.C. (the Company) is a limited liability company that was formed in October, 1994 for the purpose of acquiring, owning and operating a hotel. During 2002, the Company acquired an existing Hampton Inn by Hilton Hotels (the hotel) as part of a like-kind exchange. The hotel has 131 rooms and is located in Bowling Green, Kentucky.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2006 and 2005. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $39,415 and $36,771 for 2006 and 2005, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance are maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2006 and 2005, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The contractual term of the franchise agreement is 18 years, beginning in May, 2002. No cost was incurred upon the transfer of the Hampton Inn franchise to the Company.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Income Taxes

The Company is a limited liability company. The members separately account for the Company’s items of income, deductions, losses, and credits for federal income tax reporting. The Company incurs state taxes based on income and state taxes are expensed as incurred. State income taxes totaled $58,117 and $31,094 for 2006 and 2005, respectively.

NOTE 2 – MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Wells Fargo Commercial Mortgage installment note, collateralized by Kentucky property, due monthly at $45,387 including interest at 5.35%, maturing 2015	$7,298,610	$7,443,094

Future principle maturities of the note payable are as follows:

2007	$158,314
2008	166,995
2009	176,152
2010	185,810
2011	195,998
Thereafter	6,415,341

$7,298,610

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 3 – INTANGIBLE ASSETS

Intangible assets at December 31, 2006 and 2005 consisted of the following:

	2005	2006
Deferred financing costs	$113,698	$113,698
Less accumulated amortization	17,055	5,685

Intangibles, net	$96,643	$108,013

NOTE 4 – INVESTMENT IN HOTEL

Investment in hotel at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Land	$721,595	$721,595
Building and improvements	5,021,833	4,897,937
Furnishings and equipment	1,679,551	1,678,672

Total cost	7,422,979	7,298,204
Less accumulated depreciation	997,792	685,100

Investment in hotel, net	$6,425,187	$6,613,104

NOTE 5 – FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $263,209 and $225,736 for 2006 and 2005, respectively.

NOTE 6 – RELATED PARTIES

Certain members owning a substantial portion of the Company are related to and are partners in Carevest, LP. (Carevest). As needed, money is transferred to and from the hotel by Carevest. The Company owed Carevest $327,842 and $870,784 at December 31, 2006 and 2005, respectively.

Certain members owning a substantial portion of the Company are related shareholders of TLC Capital, Inc (TLC). As needed, money is transferred to and from the hotel by TLC. The Company owed TLC $517,437 and $485,756, at December 31, 2006 and 2005, respectively.

The Company is affiliated with Newport Historic, L.L.C. through common ownership and has loaned funds to this affiliate. As of December 31, 2006 and 2005, $888,933 and $906,672, respectively, was due from Newport Historic, L.L.C.

(Continued)

NEWPORT PATRIOT, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 6 – RELATED PARTIES (Concluded)

The Company is affiliated with Newport Virginian, L.L.C. through common ownership and has loaned funds to this affiliate. As of December 31, 2006 and 2005, $935,720 and $954,392, respectively, was due from Newport Virginian, L.L.C.

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $11,096 and $30,627 and the Group owed the Company $335,122 and $335,276 at December 31, 2006 and 2005, respectively. Management fee expense incurred by the Company with the Group totaled $127,398 and $106,996 for the years ended December 31, 2006 and 2005, respectively.

NOTE 7 – SUBSEQUENT EVENT

On December 6, 2007, substantially all of the Company’s assets were sold for a gross purchase price of approximately $18.8 million.

NEWPORT PATRIOT, L.L.C.

BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2007 AND 2006

	2007	2006
ASSETS

Investment in hotel, net	$6,256,021	$6,440,273
Cash and cash equivalents	106,023	95,422
Escrow deposits	177,501	186,230
Accounts receivable	36,072	36,780
Due from affiliates	2,546,874	2,196,133
Prepaid expenses and other assets	34,338	20,878
Intangible assets, net	88,115	99,485

Total assets	$9,244,944	$9,075,201

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$7,213,596	$7,362,860
Accounts payable and accrued expenses	218,940	235,208
Due to affiliates	543,135	849,947

Total liabilities	7,975,671	8,448,015
Owners’ equity	1,269,273	627,186

Total liabilities and owners’ equity	$9,244,944	$9,075,201

See also the audited financial statements included herein.

NEWPORT PATRIOT, L.L.C.

STATEMENTS OF OPERATIONS AND

CHANGES IN OWNERS’ EQUITY (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$2,662,531	$2,477,213
Other income	42,663	35,155

Total revenues	2,705,194	2,512,368

OPERATING EXPENSES
Rooms	628,459	576,423
Other	21,968	10,366
Depreciation and amortization	243,046	243,046
Real estate taxes, insurance and other	57,462	60,917
Property operation, maintenance and energy costs	223,046	214,260
Management and franchise fees	340,245	326,748
Administrative	279,459	240,607

Total operating expenses	1,793,685	1,672,367

OPERATING INCOME	911,509	840,001

OTHER INCOME (EXPENSE)
Interest expense	(247,272)	(249,671)
Interest income	110,164	69,795
Kentucky income taxes	(45,488)	(36,766)

Total other income (expense)	(182,596)	(216,642)

Net income	728,913	623,359
Owners’ equity, beginning of period	540,360	3,827

Owners’ equity, end of period	$1,269,273	$627,186

See also the audited financial statements included herein.

NEWPORT PATRIOT, L.L.C.

STATEMENTS OF CASH FLOWS (UNAUDITED)

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$728,913	$623,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	243,046	243,046
Changes in operating assets and liabilities:
Accounts receivable	(22,352)	(18,326)
Prepaid expenses and other assets	(14,729)	6,791
Accounts payable and accured expenses	(48,256)	(52,484)

Net cash provided by operating activities	886,622	802,386

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(65,352)	(61,687)
Net (increase) decrease in escrow deposits	17,419	(123,390)
Net advances to affiliates	(387,099)	207
Net advances from affiliates	(302,144)	(506,593)

Net cash used in investing activities	(737,176)	(691,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on mortgage note payable	(85,014)	(80,234)

Net cash used in financing activities	(85,014)	(80,234)

Net increase in cash	64,432	30,689

CASH AND CASH EQUIVALENTS
Beginning	$41,591	$64,733

Ending	$106,023	$95,422

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$247,272	$249,671

Cash paid for income taxes	$36,766	$—

See also the audited financial statements included herein.

APPLE REIT EIGHT, INC.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date

SpringHill Suites	Greensboro, NC	$8.0	November 9, 2007
Courtyard	Somerset, NJ	16.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007

	Total	$74.6

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Newport Hospitality Group, Inc. or by an affiliate of Larry Blumberg & Associates under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of September 30, 2007 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. (Somerset, NJ Courtyard)	Newport Patriot, L.L.C. (Bowling Green, KY Hampton Inn)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites)	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$18,429	$15,766	$6,256	$4,217	$77,470	(A)	$77,470
						(44,668	)(B)
Cash and cash equivalents	131,813	112	257	106	128	(603	)(C)	54,287
						(77,526	)(F)
Restricted cash—escrow deposits	—	352	—	178	176	(706	)(C)	—
Trade receivables	—	25	46	36	81	(188	)(C)	—
Other assets	4,260	6,847	823	2,669	29	(10,368	)(C)	4,260

Total Assets	$136,073	$25,765	$16,892	$9,245	$4,631	$(56,589)		$136,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$9,571	$—	$7,214	$3,597	(20,382	)(D)	$—
Accounts payable, accrued costs and other liabilities	197	2,241	2,588	762	184	(5,831	)(D)	$141

Total liabilities	197	11,812	2,588	7,976	3,781	(26,213)		141

Shareholders’ equity (deficit)	—	13,953	14,304	1,269	850	(30,376	)(E)	—
Preferred stock, authorized 15,000,000 shares	—	—	—	—	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	-—	—	—	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—	—	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	136,604	—	—	—	—	—		136,604
Retained earnings (deficit)	(752)	—	—	—	—	—		(752)

Total shareholders’ equity	135,876	13,953	14,304	1,269	850	(30,376)		135,876

Total liabilities and shareholders’ equity	$136,073	$25,765	$16,892	$9,245	$4,631	$(56,589)		$136,017

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the five properties that have been purchased after September 30, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	(Greensboro, NC SpringHill Suites)	(Somerset, NJ Courtyard)	(Harrisonburg, VA Courtyard)	Newport Patriot, L.L.C (Bowling Green, KY Hampton Inn)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites)	Total Combined
Purchase price per contract	$8,000	$16,000	$23,219	$18,832	$8,600	$74,651
Other closing costs	107	218	261	234	109	929
Other capitalized costs (credits) incurred	72	75	89	89	72	397
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	160	320	464	377	172	1,493

Investment in hotel properties	8,339	16,613	24,033	19,532	8,953	77,470	(A)
Net other assets/(liabilities) assumed	9	31	6	4	6	56

Total purchase price	$8,348	$16,644	$24,039	$19,536	$8,959	$77,526	(F)

(B)	Represents elimination of historical net carrying value of real estate under prior owner.

(C)	Represents elimination of assets associated with prior owner, net of assets assumed.

(D)	Represents elimination of liabilities associated with prior owner, net of liabilities assumed.

(E)	Represents elimination of shareholders’ equity (deficit) associated with prior owner.

(F)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2006 and the nine months ended September 30, 2007

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. give effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
SpringHill Suites	Greensboro, NC	$8.0	November 9, 2007
Courtyard	Somerset, NJ	16.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007

	Total	$74.6

The Pro Forma Condensded Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Newport Hospitality Group, Inc. or by an affiliate of Larry Blumberg & Associates under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2006, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the nine months ended September 30, 2007 (unaudited)

	Company Historical Statement of Operations	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. (Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
(In thousands, except per share data)
Revenue:
Room revenue	$—	$4,728	$3,583	$2,662	$1,589	$—		$12,562
Other operating revenue	—	210	419	43	—	—		672

Total revenue	—	4,938	4,002	2,705	1,589	—		13,234

Expenses
Operating expenses		1,644	1,691	874	553	—		4,762
General and administrative	309	602	527	280	196	445	(B)	2,359
Management and franchise fees		712	514	340	206	—		1,772
Taxes, insurance and other		197	234	57	84	—		572
Depreciation of real estate owned		511	767	243	156	(1,677	)(C)	—
						1,668	(D)	1,668
Interest, net	(655)	197	472	137	242	(300	)(E)	93

Total expenses	(346)	3,863	4,205	1,931	1,437	136		11,226
Income tax expense	—	—	—	45	—	—	(G)	45

Net income (loss)	$346	$1,075	$(203)	$729	$152	$(136)		$1,963

Income (loss) per common share:
Basic and diluted	$0.17							$0.23

Basic and diluted weighted average common shares outstanding (000s)	2,013					6,556	(F)	8,569

For the year ended December 31, 2006 (unaudited)

	Company Historical Statement of Operations	BRR Greensboro, S.M.L.L.C and BRR Harrisonburg, S.M.L.L.C (A)	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC (Chattanooga, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
(In thousands, except per share data)
Revenue:
Room revenue	$—	$5,879	$4,566	$3,177	$1,957	$—		$15,579
Other operating revenue	—	291	570	44	—	—		905

Total revenue	—	6,170	5,136	3,221	1,957	—		16,484

Expenses
Operating expenses	—	2,144	2,142	1,086	731	—		6,103
General and administrative	—	747	1,045	339	206	250	(B)	2,587
Management and franchise fees	—	834	622	412	235	—		2,103
Taxes, insurance and other	—	228	389	92	107	—		816
Depreciation of real estate owned	—	659	941	324	200	(2,124	)(C)	—
						2,224	(D)	2,224
Interest, net	—	313	725	373	330	(1,741	)(E)	—

Total expenses	—	4,925	5,864	2,626	1,809	(1,391)		13,833
Income tax expense	—	—	—	58	—	(58	)(G)	—

Net income (loss)	$—	$1,245	$(728)	$537	$148	$1,449		$2,651

Income (loss) per common share:
Basic and diluted	$—							$0.32

Basic and diluted weighted average common shares outstanding (000s)	—					8,277	(F)	8,277

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on January 1, 2006.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

January 9, 2008